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                                AGREEMENT
                        FOR PROVISION OF SERVICES


             THIS AGREEMENT FOR THE PROVISION OF SERVICES (the
"Agreement") is entered into effective January 1, 1999, between MAFCO HOLDINGS INC., a Delaware corporation ("Mafco") and GOLDEN STATE BANCORP INC. ("GSB"), a Delaware corporation, in reference to the following facts and understandings:


                               RECITALS

             WHEREAS, GSB and its subsidiaries have and continue to benefit from certain services which have been and continue to be provided by Mafco for the benefit of GSB and its subsidiaries;

             WHEREAS, GSB desires to compensate Mafco for such services in a manner that is fair and equitable to both GSB and Mafco and to formally document such arrangements;

             NOW THEREFORE, in consideration of the foregoing, and of their mutual covenants herein, and intending to be legally bound thereby, the parties agree as follows:


                              AGREEMENT

       1. Services. Mafco shall, upon the request of GSB, provide GSB with such services as may be agreed between the parties in the manner set forth in
Exhibit 1 to this Agreement. All services between the parties that are not the subject of other separate written agreements between the parties shall be governed by the terms and conditions of this Agreement.

       2. Compensation. In consideration of the services provided pursuant to this Agreement, GSB shall pay Mafco a periodic fee in the sum of $125,000 per month during the term of this Agreement payable on the first day of each month during the Term.

       3. Independent Contractor. Mafco is, and shall be, considered for all purposes to be an independent contractor of GSB. Mafco recognizes and agrees that as an independent contractor, it, its employees, agents and representatives shall not be eligible to participate in any of GSB's employee benefits or similar programs, and the exclusive consideration payable by GSB to Mafco for the provision of services hereunder shall be as set forth in Section 2 of this Agreement.

       Mafco shall select its own employees, agents and representatives to provide services to GSB pursuant to this Agreement who shall be and act under the exclusive supervision and control of Mafco and who shall not be, or deemed for any purpose to be, employees or agents


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of GSB. Mafco is solely and exclusively responsible for determining and adhering to the terms and conditions of hiring, employment or engagement of itself, and its employees, agents and representatives, including hours of work, rates and payment of compensation and benefits, and the payment, reporting, collection, withholding and deduction of all federal, state and local taxes.

       4. Powers of Attorney. Each party agrees to designate one or more of the employees, officers, or representatives of another party as its agent-in-fact under a limited power of attorney, in a form agreeable to both parties and their legal counsel, as may be necessary or appropriate from time to time to facilitate the performance of the services provided under this Agreement.

       5. Indemnification. Each party agrees to indemnify and defend the other party against, and hold it harmless from, any and all losses, costs (including reasonable attorney fees), liabilities, damages, claims and causes of actions resulting from the indemnifying party's negligence or willful misconduct and/or resulting from the indemnifying party's breach or default under this Agreement.

       6. Term of Agreement. This Agreement shall be effective for one year from the date hereof.

       7. Notices. All notices, requests, demands, payments or other communications under this Agreement shall be in writing and shall be deemed to have been given upon delivery to a party's designated representative.

       8. Confidentiality. All information disclosed by one party to another party under the terms of this Agreement, except such information as may be generally available to the public, is and will be kept confidential unless its disclosure is required by law or is required to be submitted to the regulatory supervisor(s) of the affected party.

       9. Breach. Upon the breach of any obligation under this Agreement by either party, the aggrieved party shall give to the breaching party prompt written notice of such breach, which notice shall specify the exact nature of the breach. If this Agreement is terminated, the right of the aggrieved party to any damages for such breach shall not be prejudiced.

       10. Compliance with Laws, Regulations, Policies and Procedures. The services provided by Mafco to GSB shall comply with all applicable laws and regulations, and, except as may be otherwise specifically agreed by the parties, shall conform to all of the internal policies and procedures of Mafco and GSB that are applicable to such services.

       11. Integration; Amendments. This Agreement, including its attached exhibits, contains the entire agreement among the parties with respect to its subject matter, and supersedes all prior oral or written agreements, understandings, representation and


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communications. No amendments can be made to this Agreement except by a writing signed by both of the parties.

       12. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

       13. Termination. Either party may terminate this Agreement upon at least 30 days prior written notice given to the other party.

       14. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

       15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute one and the same instrument, and any party may execute this Agreement by signing any such counterpart.

              IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date first above written by their duly authorized officers.


MAFCO HOLDINGS INC.                              GOLDEN STATE BANCORP INC.
a Delaware corporation                           a Delaware corporation


By:                                              By:  /s/ Eric K. Kawamura
     -------------------------                        -------------------------
                                                        Eric K. Kawamura
                                                        Senior Vice President


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                                      EXHIBIT 1

                    Schedule of Services Provided by Mafco to GSB

1.    Services provided in support of Chairman and CEO of GSB.

      Office facilities, secretarial support, and office services at Mafco's offices located at 35 E. 62nd St., New York, New York. Transportation for Chairman and CEO in the New York metropolitan area.

2.    Services provided in support of other GSB executives.

      Office facilities provided to an executive of GSB located at 625 Madison Ave., New York, New York. Office facilities, secretarial services and office support located in Washington, D.C. (particularly in support of certain litigation).

3.    Insurance related services.

      Consulting services regarding corporate insurance matters, including assistance in soliciting and negotiating insurance coverage agreements.

4.    Legal services.

      Legal support and consultation on general corporate, securities, litigation, tax and environmental matters.

5.    Security matters.

      Consultation on security and ethics matters involving GSB and its customers.

6.    Public relations.

      Consultation and services in support of public relations and investor relations functions.

7.    Legislative services.

      Legislative and governmental relations support through Mafco's E. 62nd Street, New York and Washington, D.C. offices.

8.    Airline and other travel services.

      Provide cost savings through use of airline, hotel and auto rental discounts negotiated by and available to Mafco.